Exhibit 99.1
Sonos Appoints Carmine Arabia, Mandy Fields and Joe Kennedy to Board of Directors
SANTA BARBARA, Calif., Jan. 12, 2026, Sonos, Inc. (Nasdaq: SONO) today announced the appointment of Carmine Arabia, Mandy Fields and Joe Kennedy to its Board of Directors. The additions strengthen the Board with deep operating, financial, and technology platform expertise as Sonos enters its next phase of growth.
“These three leaders bring impressive and highly complementary experience, as Sonos focuses on delighting customers and building durable, long-term value for shareholders,” said Julius Genachowski, Chair of the Sonos Board of Directors. “Carmine has unmatched experience scaling complex global hardware platforms. Mandy adds rigorous financial leadership shaped by helping build a culturally resonant consumer brand. Joe contributes the perspective of a seasoned public company CEO who has grown and operated a category-defining technology business. Together they add depth across hardware, finance, and consumer technology as the Board supports Sonos’ long-term strategy and execution.”
Carmine Arabia is Vice President of Devices at Meta, where he leads the teams responsible for bringing virtual reality and AI-powered devices to market at global scale. His experience spans product operations, engineering, manufacturing, supply chain, and launch execution across one of the world’s most complex connected hardware portfolios. Prior to Meta, Arabia was Vice President, Product Operations for Amazon’s consumer electronics devices and Senior Vice President, Global Manufacturing and Supply Chain at Blackberry.
Mandy Fields is Chief Financial Officer of e.l.f. Beauty, where she has served since 2019 and helped guide the company through a period of sustained growth, operational discipline, and brand expansion. She brings more than two decades of financial and operating experience, including prior CFO leadership at BevMo! and senior finance and analytics roles at Albertsons. Earlier in her career, she worked in investment banking, developing a strong foundation in capital markets and strategic finance.
Joe Kennedy is a longtime consumer technology executive and former public company CEO. As a member of the team that created Pandora, he served as Chief Executive Officer and President from the birth of the service through its growth as a publicly traded company, helping define the modern streaming media category. Prior to Pandora, Kennedy was President and Chief Operating Officer of E-LOAN and previously held senior leadership roles at General Motors.
The Board appointments come as Sonos sharpens its focus on executing a clear, platform-driven strategy centered on the Sonos System as its core advantage. With more than 17 million households and over 53 million connected devices, the company is aligning its hardware, software, and go-to-market efforts around deepening household engagement, increasing lifetime value, and bringing new homes into the ecosystem. The expanded Board adds relevant operating, financial, and platform experience to help guide Sonos as it delivers against these priorities in fiscal 2026 and beyond.
About Sonos
Sonos (Nasdaq: SONO) is a leading audio company dedicated to elevating life through sound. Since pioneering multi-room wireless audio in 2005, Sonos has built a connected system that brings together every dimension of sound, including music, movies, stories, and conversations. Its portfolio of home theater speakers, components, plug-in and portable speakers, and headphones grows more powerful with every room and device added. Trusted by more than 17 million households in over 60 countries, Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Sonos’ strategy, priorities, and future performance. These statements are based on current expectations and involve risks and uncertainties that may cause actual results to differ materially. Additional information regarding these risks and uncertainties is included in Sonos’ filings with the Securities and Exchange Commission.
Investor Contact
James Baglanis
IR@sonos.com

Media Contact
PR@sonos.com

Source: Sonos